Exhibit 4.19

SECURITY AGREEMENT

This SECURITY AGREEMENT dated as of January 15, 2010 (the "Security Agreement"), is executed by the Law Offices of David J. Stern, P.A., a professional association licensed to practice law in the State of Florida (“DJS” or “Lender”), Professional Title and Abstract Company of Florida, Inc, a corporation organized under the laws of the State of Florida (“PTA”), Default Servicing, Inc., a corporation organized under the laws of the State of Florida (“DSI,” and collectively with DJS and PTA are referred to herein as the “Secured Parties”) and DJS Processing, LLC, a limited liability company organized under the laws of the State of Delaware (“Guarantor”), which has its chief executive office located at 900 South Pine Island Road, Suite 400, Plantation, Florida 33324. The Guarantor and Lender are referred to from time to time in this Security Agreement individually as a “Party” and together as the “Parties.”

R E C I T A L S:

A. In connection with the Master Acquisition Agreement, dated December 10, 2009 among Chardan 2008 China Acquisition Corp., a corporation organized under the laws of the British Virgin Islands (“Chardan”), DAL Group, LLC, a limited liability company organized under the laws of the state of Delaware (“DAL” or “Borrower”), the Secured Parties, David J. Stern (“Stern”), FlatWorld DAL LLC, a limited liability company organized under the laws of the State of Delaware (“FlatWorld”), Fortuna Capital Partners LP, a limited partnership organized under the laws of the State of Delaware, Raj K. Gupta, Jeffrey A. Valenty, DJS Processing, LLC, a limited liability company organized under the laws of the State of Delaware (“DJS LLC”), Professional Title and Abstract Company of Florida, LLC, a limited liability company organized under the laws of the State of Delaware (“PTA LLC”), and Default Servicing, LLC, a limited liability company organized under the laws of Delaware (“DSI LLC”) (the “Acquisition Agreement”), DAL has executed the Term Note.

B.           Pursuant to the terms of the Acquisition Agreement, DAL has also agreed to pay to DJS, PTA and DSI the Post-Closing Cash (as defined in the Acquisition Agreement).  To secure Borrower’s payment of the Obligations, DAL has agreed to grant to DJS (as Lender and Secured Party), PTA and DSI a security interest in and to DAL’s collateral, including a pledge of its membership interest in each of Guarantor, DSI LLC and PTA LLC as set forth in the Loan, Security and Pledge Agreement dated as of the date of this Security Agreement among DAL and the Secured Parties (the “Loan Agreement”).

C.           As additional security for the Obligations, the Guarantor has executed a Guaranty, dated as of the date of this Security Agreement, (the “Guaranty”) in favor of DJS, PTA and DSI.  To secure the Guaranteed Obligations, the Guarantor has agreed to grant DJS, PTA and DSI a security interest in all of its assets pursuant to this Security Agreement.

D.           DAL, DJS, PTA, DSI and the Guarantor are each parties to that certain subordination and intercreditor agreement in favor of the holders of Senior Debt, dated as of the same date of this Security Agreement.

NOW THEREFORE, in consideration of the premises, and the mutual covenants and agreements set forth herein, the Parties agree as follows:

A G R E E M E N T S:

Section 1 DEFINITIONS.

1.1 Defined Terms.  For the purposes of this Security Agreement, the following capitalized words and phrases shall have the meanings set forth below.

"Affiliate" of any person or entity shall mean (a) any other person or entity which, directly or indirectly, controls or is controlled by or is under common control with such person or entity or (b) any officer or director of such entity.  A person or entity shall be deemed to be "controlled by" any other person or entity if such person or entity possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such person or entity whether by contract, ownership of voting securities, membership interests or otherwise.

"Bankruptcy Code" shall mean the United States Bankruptcy Code, as now existing or hereafter amended.

"Business Day" shall mean any day other than a Saturday, Sunday or a legal holiday on which Lenders are authorized or required to be closed for the conduct of commercial banking business in Plantation, Florida.

"Collateral" shall have the meaning set forth in Section 2.1 hereof.

"Event of Default" shall have the meaning set forth in the Loan Agreement.

“Guaranteed Obligations” has the meaning set forth in the Guaranty.

"Guaranty" shall have the meaning given to it in the Recitals.

"Intellectual Property" shall mean the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, patents, service marks and trademarks, and all registrations and applications for registration therefor and all licensees thereof, trade names, domain names, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Loan Agreement” shall have the meaning given to it in the Recitals.

"Loan Documents" shall mean the Term Note, the Loan Agreement (but only the provisions that relate to the Term Note Obligations), this Security Agreement and each Guaranty, as each may be amended, restated, supplemented or modified from time to time.

“Membership Interest Purchase Agreement” shall mean that certain Contribution and Membership Interest Purchase Agreement dated January 15, 2010 by and among Chardan, Borrower, Lender, David J. Stern, PTA, DSI, FlatWorld DAL LLC, a limited liability company organized under the laws of the State of Delaware, Fortuna Capital Partners LP, a limited partnership organized under the laws of the State of Delaware, Raj K. Gupta, Jeffrey A. Valenty, Guarantor, PTA LLC, and DSI LLC.

"Obligations" shall mean, collectively, the Term Note Obligations and the Post-Closing Cash Obligations.

"Obligor" shall mean the Borrower, any Guarantor, accommodation endorser, third party pledgor, or any other party liable with respect to the Obligations.

“Operating Agreement” shall mean the Amended and Restated Operating Agreement of DAL Group, LLC, dated as of the date of this Security Agreement.

“Person” shall mean any natural person, partnership, limited liability company, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

“Post-Closing Cash Documents” shall mean the Membership Interest Purchase Agreement, this Security Agreement, the Loan Agreement and each Guaranty, as each may be amended, restated, supplemented or modified from time to time, but only the provisions of each such document that relates to the Post-Closing Cash Obligations.

“Post-Closing Cash Obligations” shall have the meaning set forth in the Loan Agreement.

“Secured Party Representative” has the meaning set forth in Section 6.14.

“Security Agreement Event of Default” shall have the meaning set forth in Section 4.

“Security Interest” shall have the meaning set forth in Section 2.1.

“Senior Debt” means the term loan granted by the lenders party to that certain Senior Loan, Security and Pledge Agreement to Borrower on the date of this Security Agreement, in the principal amount of $15,588,735.79

“Stern NDA” means that certain Stern Confidentiality and Noncompetition Agreement, dated as of the date of this Agreement, among Chardan, Borrower, the Guarantor, PTA LLC and DSI LLC.

 “Term Note” shall have the meaning set forth in the Loan Agreement.

“Term Note Obligations” shall have the meaning set forth in the Loan Agreement.

"UCC" shall mean the Uniform Commercial Code in effect in the State of Florida from time to time.

 “Voidable Transfer” shall have the meaning set forth in Section 6.3 hereof.

1.2 Other Terms Defined in UCC.  All other capitalized words and phrases used herein and not otherwise specifically defined herein shall have the respective meanings assigned to such terms in the UCC, to the extent the same are used or defined therein.

1.3 Other Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.  Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa.

(b) Section and Schedule references are to this Security Agreement unless otherwise specified.  The words "hereof", "herein" and "hereunder" and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement

(c) The term "including" is not limiting, and means "including, without limitation".

(d) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

(e) Unless otherwise expressly provided herein, (i) references to agreements (including this Security Agreement and the other Loan Documents and Post-Closing Cash Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document or Post-Closing Cash Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

(f) To the extent any of the provisions of the other Loan Documents or Post-Closing Cash Documents are inconsistent with the terms of this Security Agreement, the provisions of this Security Agreement shall govern.

(g) This Security Agreement, the other Loan Documents and the Post-Closing Cash Documents may use several different limitations, tests or measurements to regulate the same or similar matters.  All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

Section 2 SECURITY FOR THE OBLIGATIONS.

2.1 Security for Guaranteed Obligations.  As security for the payment and performance of the Guaranteed Obligations, the Guarantor hereby assigns, transfers, delivers and grants to the Lender and the Secured Parties, a continuing and unconditional security interest (the “Security Interest”) in and to any and all personal property of the Guarantor, of any kind or description, tangible or intangible, wherever located and whether now existing or hereafter arising, created or acquired, including the following (all of which property, along with the products and proceeds therefrom, are individually and collectively referred to as the “Collateral”):

(a) all property of, or for the account of, the Guarantor now or hereafter coming into the possession, control or custody of, or in transit to, the Lender, a Secured Party or any agent or bailee for the Lender or a Secured Party or any parent, affiliate or subsidiary of the Lender or a Secured Party or any participant with the Lender or a Secured Party (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including all earnings, dividends, interest, or other rights in connection therewith and the products and proceeds therefrom, including the proceeds of insurance thereon; and

(b) the additional property of Guarantor, whether now existing or hereafter arising or acquired, and wherever now or hereafter located, together with all additions and accessions thereto, substitutions, betterments and replacements therefor, products and Proceeds therefrom, and all of the Guarantor's books and records and recorded data relating thereto (regardless of the medium of recording or storage), together with all of the Guarantor's right, title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media, identified and set forth as follows:

(i) All Accounts, including but not limited to billed and unbilled accounts receivable, and all Goods whose sale, lease or other disposition by the Guarantor has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, the Guarantor, or rejected or refused by an account borrower;

(ii) All Inventory, including raw materials, work-in-process and finished goods;

(iii) All Goods (other than Inventory), including embedded software, Equipment, vehicles, furniture and Fixtures;

(iv) All Software and computer programs;

(v) All Securities, investment property, Financial Assets and Deposit Accounts;

(vi) All Chattel Paper, Electronic Chattel Paper, Instruments, Documents, Letter of Credit Rights, all proceeds of letters of credit, Supporting Obligations, notes secured by real estate, Commercial Tort Claims and General Intangibles, including Payment Intangibles; and

(vii) All Proceeds (whether Cash Proceeds or Noncash Proceeds) of the foregoing property, including all insurance policies and proceeds of insurance payable by reason of loss or damage to the foregoing property, including unearned premiums, and of eminent domain or condemnation awards.

2.2 No Assumption of Liability. The Security Interest is granted as security only and, except as otherwise required by applicable law, shall not subject the Lender or any Secured Party to, or in any way alter or modify, any obligation or liability of the Borrower with respect to or arising out of the Collateral.

2.3 Perfection of Security Interest.  Guarantor hereby irrevocably authorizes Lender, each Secured Party and Secured Party Representative on behalf of the Secured Parties at any time and from time to time to file financing statement(s) describing the Collateral in all public offices reasonably deemed necessary by the Lender or any Secured Party, and to take any and all actions, including, without limitation, filing all financing statements, continuation financing statements and all other documents that the Lender or a Secured Party may reasonably determine to be necessary to perfect and maintain the Lender's or a Secured Party’s security interests in the Collateral.  Guarantor shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where the Lender or a Secured Party chooses to perfect its security interest by possession, whether or not in addition to the filing of a financing statement.  Where Collateral is in the possession of a third party, Guarantor will join with the Lender and the Secured Party Representative in notifying the third party of the Lender’s and the Secured Parties’ security interest and obtaining an acknowledgement from the third party that it is holding the Collateral for the benefit of the Lender and the Secured Parties.  Guarantor will cooperate with the Lender and the Secured Party Representative in obtaining control with respect to Collateral consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper.  Guarantor will not create any Chattel Paper without placing a legend on the Chattel Paper reasonably acceptable to the Lender and the Secured Party Representative indicating that the Lender and each Secured Party has a security interest in the Chattel Paper.  Guarantor shall pay the cost of filing or recording all financing statement(s) and other documents.

Guarantor agrees to promptly execute and deliver to the Lender and the Secured Party Representative all financing statements, continuation financing statements, assignments, certificates of title, applications for vehicle titles, affidavits, reports, notices, schedules of Accounts, designations of Inventory, letters of authority and all other documents that the Lender or any Secured Party may reasonably request in form reasonably satisfactory to the Lender and the Secured Party Representative to perfect and maintain the Lender's and the Secured Parties’ security interests in the Collateral.  The Guarantor further agrees to indemnify and hold the Lender and each Secured Party and the Secured Party Representative harmless against claims of any person or entity not a party to this Agreement concerning disputes arising over the Collateral.

2.4 Preservation of the Collateral.  The Lender and Secured Party Representative may, but neither is not required, to take such actions from time to time as the Lender or the Secured Party Representative deems reasonably appropriate to maintain or protect the Collateral.  The Lender and the Secured Party Representative shall have exercised reasonable care in the custody and preservation of the Collateral if the Lender or Secured Party Representative takes such action as the Guarantor shall reasonably request in writing which is not inconsistent with the Lender's or any Secured Party’s status as a secured party, but the failure of the Lender or the Secured Party Representative to comply with any such request shall not be deemed a failure to exercise reasonable care; provided, however, the Lender's or Secured Party Representative’s responsibility for the safekeeping of the Collateral shall (a) be deemed reasonable if such Collateral is accorded treatment substantially equal to that which the Lender or any Secured Party accords its own property, and (b) not extend to matters beyond the control of the Lender or Secured Party Representative, including acts of God, war, insurrection, riot or governmental actions.  In addition, any failure of the Lender or Secured Party Representative to preserve or protect any rights with respect to the Collateral against prior or third parties, or to do any act with respect to preservation of the Collateral, not so requested by the Guarantor, shall not be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral.  The Guarantor shall have the sole responsibility for taking such action as may be necessary, from time to time, to preserve all rights of the Guarantor, the Lender and each Secured Party in the Collateral against prior or third parties.  Without limiting the generality of the foregoing, where Collateral consists in whole or in part of securities, the Guarantor represents to, and covenants with, the Lender and each Secured Party that the Guarantor has made arrangements for keeping informed of changes or potential changes affecting the securities (including rights to convert or subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and the Guarantor agrees that neither Lender, any Secured Party nor the Secured Party Representative shall have any responsibility or liability for informing the Guarantor of any such or other changes or potential changes or for taking any action or omitting to take any action with respect thereto.

2.5 Collateral in the Possession of a Warehouseman or Bailee.  If any of the Collateral at any time is in the possession of a warehouseman or bailee, the Guarantor shall promptly notify the Lender  and the Secured Party Representative thereof, and shall use commercially reasonable efforts to promptly obtain a Collateral Access Agreement.  Neither the Lender nor any Secured Party shall give any instructions to such warehouseman or bailee pursuant to such Collateral Access Agreement unless a Security Agreement Event of Default has occurred and is continuing or would occur after taking into account any action by the Guarantor with respect to the warehouseman or bailee.

2.6 Commercial Tort Claims.  If the Guarantor shall at any time hold or acquire a Commercial Tort Claim, the Guarantor shall promptly, upon knowledge thereof, notify the Lender and the Secured Party Representative in writing signed by the Guarantor of the details thereof and at the request of the Lender or any Secured Party grant to the Lender and to each Secured Party, for its own benefit and as agent for its Affiliates, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, in each case in form and substance reasonably satisfactory to the Lender and the Secured Party Representative, and shall execute any amendments hereto deemed reasonably necessary by the Lender and any Secured Party to perfect the security interest of the Lender or any Secured Party in such Commercial Tort Claim.

2.7 Electronic Chattel Paper and Transferable Records.  If the Guarantor at any time holds or acquires an interest in any electronic chattel paper or any "transferable record", as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Guarantor shall promptly notify the Lender and the Secured Party Representative thereof and, at the request of the Lender or any Secured Party, shall take such action as the Lender or the Secured Party Representative may reasonably request to vest in the Lender or the Secured Parties, control under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.  The Lender or the Secured Party Representative, as the case may be, will arrange, pursuant to procedures reasonably satisfactory to the Lender and each Secured Party, as applicable, and so long as such procedures will not result in the Lender's or any Secured Party’s loss of control, for the Guarantor to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control.

Section 3 REPRESENTATIONS AND WARRANTIES.

To induce the Lender to accept the Term Note, and to induce the Secured Parties’ to accept the Post-Closing Cash (as defined in the Acquisition Agreement), the Guarantor makes the following representations and warranties to DJS, PTA and DSI, each of which shall survive the execution and delivery of this Agreement:

3.1 Guarantor Organization and Name.  The Guarantor is duly organized, existing and in good standing, with full and adequate power to carry on and conduct its business as presently conducted.  The Guarantor is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities requires such qualification or licensing.  The exact legal name of the Guarantor is as set forth in the first paragraph of this Security Agreement.

3.2 Authorization.  The Guarantor has full right, power and authority to enter into this Security Agreement and the Guaranty and to perform all of its duties and obligations under this Security Agreement and the Guaranty.  The execution and delivery of this Security Agreement and the Guaranty will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the Guarantor’s organizational documents, nor require any consent, approval, authorization, or filings with, notice to or other act by or in respect of, any governmental authority or any other party (other than any consent or approval which has been obtained and is in full force and effect).  All necessary and appropriate action has been taken on the part of the Guarantor to authorize the execution and delivery of this Security Agreement and the Guaranty.

3.3 Validity and Binding Nature.  This Security Agreement and the other Loan Documents and Post-Closing Cash Documents are the legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

3.4 Security Interest.  This Security Agreement creates a valid security interest in favor of each of DJS, PTA and DSI in the Collateral and, when properly perfected by filing in the appropriate jurisdictions, or by possession or Control of such Collateral by the Lender or a Secured Party or delivery of such Collateral to the Lender or a Secured Party, shall constitute a valid, perfected security interest in such Collateral.  None of the Collateral is subject to any security interest other than as contemplated by this Security Agreement, the Loan Agreement or in favor of the holder of the Senior Debt.

3.5 Place of Business.  The principal place of business and books and records of the Guarantor is set forth in the preamble to this Agreement, and the location of all Collateral, if other than at such principal place of business, is as set forth in schedules furnished to DJS, PTA or DSI.  The Guarantor shall promptly notify the Lender and the Secured Party Representative of any change in such location(s).  The Guarantor will not remove or permit the Collateral to be removed from such location(s) without the prior written consent of the Lender and Secured Party Representative, except for Inventory sold in the usual and ordinary course of the Guarantor's business.

Section 4 EVENTS OF DEFAULT.

The Guarantor, without notice or demand of any kind, shall be in default with respect to its Guaranteed Obligations upon the occurrence of any of the following events, except to the extent caused by the action or failure to act of the Lender, the Secured Party Representative, any Secured Party or any Affiliate of any of the foregoing for the purpose of causing a Security Agreement Event of Default (each an "Security Agreement Event of Default"):

4.1 Guarantor fails to pay when due the Guaranteed Obligations;

4.2 Any failure of Guarantor to perform or default by Guarantor in the performance of any covenant, condition or agreement contained in this Security Agreement and the continuance of such default or breach for a period of thirty (30) calendar days after Guarantor has notice thereof, other than a default covered by Section 4.1; or

4.3 An Event of Default which shall have not been cured within the applicable cure period, if any.

Section 5 REMEDIES.

5.1 Rights and Remedies.  Upon the occurrence and during the continuance of a Security Agreement Event of Default, (a) the Lender shall have all rights, powers and remedies set forth in the Loan Documents, in any other written agreement or instrument relating to any of the Term Note Obligations or any security therefor, as a secured party under the UCC or as otherwise provided at law or in equity and (b) the Secured Parties and the Secured Party Representative on behalf of the Secured Parties shall have all rights powers and remedies set forth in the Post-Closing Cash Documents, in any other written agreement or instrument relating to the Post Closing Cash Obligations or any security therefore, as a secured party under the UCC or as otherwise provided at law or equity.  Without limiting the generality of the foregoing, each of the Lender or the Secured Party Representative (on behalf of the Secured Parties) may, at such party’s option upon the occurrence and during the continuance of an Security Agreement Event of Default, declare, their respective Guaranteed Obligations to be immediately due and payable, provided, however, that upon the occurrence and during the continuance of an Event of Default under Section 8.6 of the Loan Agreement, all Guaranteed Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of the Lender or any Secured Party.

The Guarantor hereby waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Lender's rights under the Loan Documents and Secured Party’s rights under the Post-Closing Cash Documents, and hereby consents to, and waives notice of release, with or without consideration, of any Guarantor or of any Collateral, notwithstanding anything contained herein or in the Loan Documents or the Post-Closing Cash Documents to the contrary.  In addition to the foregoing, upon the occurrence and during the continuance of an Event of Default:

(a) Possession and Assembly of Collateral.  The Lender or the Secured Party Representative may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which any Lender or Secured Party may already have in its possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may at any time enter into any of the Guarantor's premises where any of the Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of and the Lender and Secured Party Representative shall have the right to store and conduct a sale of the same in any of the Guarantor's premises without cost to the Lender, the Secured Party Representative, or any Secured Party as applicable.  At the Lender's or Secured Party Representative’s request, the Guarantor will, at the Guarantor's sole expense, assemble the Collateral and make it available to the Lender or the Secured Party Representative, as the case may be, at a place or places to be designated by the Lender which is reasonably convenient to the Lender or any Secured Party, as the case may be, and the Guarantor.

(b) Sale of Collateral.  The Lender or the Secured Party Representative (on behalf of the Secured Parties) may sell any or all of the Collateral at public or private sale, upon such terms and conditions as the Lender and each Secured Party may deem reasonably proper, and the Lender or any Secured Party may purchase any or all of the Collateral at any such sale.  The Guarantor acknowledges that the Lender or any Secured Party may be unable to effect a public sale of all or any portion of the Collateral because of certain legal and/or practical restrictions and provisions which may be applicable to the Collateral and, therefore, may be compelled to resort to one or more private sales to a restricted group of offerees and purchasers.  The Guarantor consents to any such private sale so made even though at places and upon terms less favorable than if the Collateral were sold at public sale.  Neither the Lender nor any Secured Party shall have any obligation to clean-up or otherwise prepare the Collateral for sale.  The Lender may apply the net proceeds, after deducting all reasonable costs, expenses, attorneys' and paralegals' fees incurred or paid at any time in the collection, protection and sale of the Collateral and the Term Note Obligations, to the payment of the Term Note Obligations, in such order of application as the Lender may, from time to time, elect, returning the excess proceeds, if any, to the Guarantor.  The Guarantor shall remain liable for any amount remaining unpaid after such application, with interest at the rate provided in the Loan Documents. The Secured Party Representative may apply the net proceeds, after deducting all reasonable costs, expenses, attorneys' and paralegals' fees incurred or paid at any time in the collection, protection and sale of the Collateral and the Post-Closing Cash Obligations, to the payment of the Post-Closing Cash Obligations, in such order of application as the Lender may, from time to time, elect, returning the excess proceeds, if any, to the Guarantor.  The Guarantor shall remain liable for any amount remaining unpaid after such application, with interest at the rate provided in the Post-Closing Cash Documents.  Any notification of intended disposition of the Collateral required by law shall be conclusively deemed reasonably and properly given if given by the Lender or any Secured Party or Secured Party Representative at least ten (10) calendar days before the date of such disposition.  The Guarantor hereby confirms, approves and ratifies all acts and deeds of the Lender, the Secured Party Representative or any Secured Party relating to the foregoing, and each part thereof, and expressly waives any and all claims of any nature, kind or description which it has or may hereafter have against the Lender, any Secured Party or the Secured Party Representative or its representatives, by reason of taking, selling or collecting any portion of the Collateral.  The Guarantor consents to releases of the Collateral at any time (including prior to default) and to sales of the Collateral in groups, parcels or portions, or as an entirety, as the Lender or any Secured Party or Secured Party Representative shall deem reasonably appropriate.  The Guarantor expressly absolves the Lender, Secured Party Representative any each Secured Party from any loss or decline in market value of any Collateral by reason of delay in the enforcement or assertion or nonenforcement of any rights or remedies under this Agreement.

5.2 Waiver.  Guarantor acknowledges and agrees that any action taken by Lender, any Secured Party, the Secured Party Representative or any of their Affiliates related to or taken in furtherance of the exercise of Lender’s or a Secured Party’s remedies under this Agreement upon and during the continuance of a Security Agreement Event of Default, including but not limited to foreclosing upon or taking possession of any of the Collateral, including but not limited to the operation of any of the Collateral, shall not be a violation of any provision of the Stern NDA or of the Membership Interest Purchase Agreement.  If any Lender, Secured Party, Secured Party Representative acting on behalf of the Secured Parties or any Affiliate of the Lender or any Secured Party becomes the owner of any of the Collateral as a result of or after the exercise of any of Lender’s or Secured Party’s remedies in accordance with Section 5 of this Agreement, the Guarantor waives (i) any and all rights under Section 1, Section 4, Section 5 and Section 6 of the Stern NDA, with respect to such Collateral and the use of such Collateral, and agrees that Section 4 and Section 5 shall no longer be applicable to David J. Stern, DSI, PTA or DJS and (ii) any and all rights under Article 8 of the Membership Interest Purchase Agreement and agrees that such Article shall no longer be applicable to David J. Stern, DSI, PTA or DJS except that Section 7 (the Definition section) of the Stern NDA shall not be waived.

5.3 Standards for Exercising Remedies.  Upon the occurrence and during the continuance of an Event of Default, to the extent that applicable law imposes duties on the Lender, Secured Party Representative or any Secured Party to exercise remedies in a commercially reasonable manner, the Guarantor acknowledges and agrees that it is not commercially unreasonable for the Lender, Secured Party Representative or any Secured Party (a) to fail to incur expenses reasonably deemed significant by the Lender, Secured Party Representative or any Secured Party to prepare Collateral for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other party obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other parties obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other parties, whether or not in the same business as the Guarantor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, including any warranties of title, (k) to purchase insurance or credit enhancements to insure the Lender, Secured Party Representative or any Secured Party against risks of loss, collection or disposition of Collateral or to provide to the Lender a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed reasonably appropriate by the Lender, Secured Party Representative or any Secured Party to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Lender, Secured Party Representative or any Secured Party in the collection or disposition of any of the Collateral.  The Guarantor acknowledges that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by the Lender, any Secured Party or the Secured Party Representative would not be commercially unreasonable in the exercise of remedies against the Collateral by any of the Lender, any Secured Party or the Secured Party Representative and that other actions or omissions by the Lender, Secured Party Representative or any Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this section.  Without limitation upon the foregoing, nothing contained in this section shall be construed to grant any rights to the Guarantor or to impose any duties on the Lender, Secured Party Representative or any Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this section.

5.4 UCC and Offset Rights.  Upon the occurrence and during the continuance of an Security Agreement Event of Default, the Lender and the Secured Party Representative (on behalf of each Secured Party) may exercise, from time to time, any and all rights and remedies available to each of them under the UCC or under any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Security Agreement or in any other agreements between any Obligor and Lender or any Obligor and Secured Parties, and may, without demand or notice of any kind, appropriate and apply toward the payment of the Guaranteed Obligations, whether matured or unmatured, including reasonable costs of collection and attorneys' and paralegals' fees, and in such order of application as the Lender or any Secured Party may, from time to time, elect, any indebtedness of the Lender to any Obligor or any indebtedness of any Secured Party to any Obligor, however created or arising, including balances, credits, deposits, accounts or moneys of such Obligor in the possession, control or custody of, or in transit to the Lender or any Secured Party, as applicable.

5.5 Additional Remedies.  Upon the occurrence and during the continuance of a Security Agreement Event of Default, the Lender and the Secured Party Representative on behalf of the Secured Parties shall have the right and power to:

(a) instruct the Guarantor, at its own expense, to notify any parties obligated on any of the Collateral, including any account debtors of Guarantor, to make payment directly to the Lender or the Secured Party Representative, as applicable, of any amounts due or to become due thereunder, or the Lender or Secured Party Representative, as applicable, may directly notify such obligors of the security interest of the Lender or the Secured Parties, and/or of the assignment to the Lender or the Secured Party Representative of the Collateral and direct such obligors to make payment to the Lender or the Secured Party Representative, as applicable, of any amounts due or to become due with respect thereto, and thereafter, collect any such amounts due on the Collateral directly from such party obligated thereon;

(b) enforce collection of any of the Collateral, including any Accounts, by suit or otherwise, or make any compromise or settlement with respect to any of the Collateral, or surrender, release or exchange all or any part thereof, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder;

(c) take possession or control of any proceeds and products of any of the Collateral, including the proceeds of insurance thereon;

(d) extend, renew or modify for one or more periods (whether or not longer than the original period) the Guaranteed Obligations or any obligation of any nature of any other obligor with respect to the Guaranteed Obligations;

(e) grant releases, compromises or indulgences with respect to the Guaranteed Obligations, any extension or renewal of any of the Guaranteed Obligations, any security therefor, or to any other obligor with respect to the Obligations;

(f) transfer the whole or any part of securities which may constitute Collateral into the name of the Lender, the Lender's nominee, or any Secured Party or the Secured Party Representative without disclosing, if the Lender or any Secured Party so desires, that such securities so transferred are subject to the security interest of the Lender or the Secured Party, and any corporation, association, or any of the managers or trustees of any trust issuing any of such securities, or any transfer agent, shall not be bound to inquire, in the event that the Lender, such nominee or any Secured Party makes any further transfer of such securities, or any portion thereof, as to whether the Lender, such nominee or the Secured Party has the right to make such further transfer, and shall not be liable for transferring the same;

(g) make an election with respect to the Collateral under Section 1111 of the Bankruptcy Code or take action under Section 364 or any other section of the Bankruptcy Code; provided, however, that any such action of the Lender or the Secured Party Representative as set forth herein shall not, in any manner whatsoever, impair or affect the liability of the Guarantor hereunder, nor prejudice, waive, nor be construed to impair, affect, prejudice or waive the Lender's or any Secured Party’s rights and remedies at law, in equity or by statute, nor release, discharge, nor be construed to release or discharge, the Guarantor, any guarantor or other party liable to the Lender or any Secured Party for the Guaranteed Obligations; and

(h) at any time, and from time to time, accept additions to, releases, reductions, exchanges or substitution of the Collateral, without in any way altering, impairing, diminishing or affecting the provisions of this Agreement, the Loan Documents, or any of the other Guaranteed Obligations, or the Lender's or any Secured Party’s rights hereunder, under the Guaranteed Obligations.

The Guarantor hereby ratifies and confirms that whatever the Lender or any Secured Party or the Secured Party Representative may do with respect to the Collateral and agrees that neither the Lender, any Secured Party nor the Secured Party Representative shall be liable for any error of judgment or mistakes of fact or law with respect to actions taken in connection with the Collateral except to the extent resulting from the action, failure to act, negligence and/or misconduct of the Lender, any other Secured Party, the Secured Party Representative and/or any Affiliate of any of the foregoing.

5.6 Attorney-in-Fact.  The Guarantor hereby irrevocably makes, constitutes and appoints each of the Lender and the Secured Party Representative (and any officer of the Lender or any party designated by the Lender for that purpose) as the Guarantor's true and lawful proxy and attorney-in-fact (and agent-in-fact) in the Guarantor's name, place and stead, with full power of substitution, to (a) take such actions as are permitted in this Agreement, (b) execute such financing statements and other documents and to do such other acts as the Lender or any Secured Party may reasonably require to perfect and preserve the Lender's or any Secured Party’s security interest in, and to enforce such interests in the Collateral, and (c) upon the occurrence and during the continuance of a Security Agreement Event of Default, carry out any remedy provided for in this Agreement, including endorsing the Guarantor's name to checks, drafts, instruments and other items of payment, and proceeds of the Collateral, executing change of address forms with the postmaster of the United States Post Office serving the address of the Guarantor, changing the address of the Guarantor to that of the Lender or the Secured Party Representative, opening all envelopes addressed to the Guarantor and applying any payments contained therein to the Guaranteed Obligations.  The Guarantor hereby acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable.  The Guarantor hereby ratifies and confirms all that such attorney-in-fact may do or cause to be done by virtue of any provision of this Agreement.

5.7 No Marshaling.  Neither the Lender nor any Secured Party shall be required to marshal any present or future collateral security (including this Security Agreement and the Collateral) for, or other assurances of payment of, the Guaranteed Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order.  To the extent that it lawfully may, the Guarantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Lender's or any Secured Party’s rights under this Security Agreement or under any other instrument creating or evidencing any of the Obligations or Guaranteed Obligations or under which any of the Obligations or Guaranteed Obligations is outstanding or by which any of the Obligations or Guaranteed Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Guarantor hereby irrevocably waives the benefits of all such laws.

5.8 No Waiver.  No Security Agreement Event of Default shall be waived by the Lender or any Secured Party Representative on behalf of the Secured Parties except in writing.  No failure or delay on the part of the Lender or any Secured Party or the Secured Party Representative in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.  There shall be no obligation on the part of the Lender or any Secured Party to exercise any remedy available to the Lender or any Secured Party in any order.  The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity.  The Guarantor agrees that in the event that the Guarantor fails to perform, observe or discharge any of its Guaranteed Obligations or liabilities under this Security Agreement or any other agreements with the Lender or any Secured Party, no remedy of law will provide adequate relief to the Lender or any Secured Party, and further agrees that the Lender and each Secured Party shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 6 MISCELLANEOUS.

6.1 Entire Agreement.  This Security Agreement and the other Loan Documents and Post-Closing Cash Documents (a) constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof; and (b) are the final expression of the intentions of the Guarantor, Lender and Secured Parties.  No promises, either expressed or implied, exist between the Guarantor, Lender and Secured Parties, unless contained herein or therein.  This Security Agreement, together with the other Loan Documents and the Post-Closing Cash Documents supersedes all negotiations, representations, warranties, commitments, term sheets, discussions, negotiations, offers or contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof with respect to any matter, directly or indirectly related to the terms of this Security Agreement and the other Loan Documents and Post-Closing Cash Documents.  This Security Agreement and the other Loan Documents and the Post-Closing Cash Documents are the result of negotiations among the Lender, the Secured Parties and the Guarantor and the other parties thereto, and have been reviewed (or have had the opportunity to be reviewed) by counsel to all such parties, and are the products of all Parties.  Accordingly, this Agreement and the other Loan Documents and the Post-Closing Cash Documents shall not be construed more strictly against the Lender or any Secured Party merely because of the Lender's or a Secured Party’s involvement in their preparation.

6.2 Amendments.  No amendment, modification or waiver of, or consent with respect to, any provision of this Security Agreement or the other Loan Documents or Post-Closing Cash Documents shall in any event be effective unless the same shall be in writing and acknowledged by the Guarantor, the Lender and each Secured Party, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

6.3 [RESERVED].

6.4 Forum Selection and Consent to Jurisdiction.  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF FLORIDA OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF FLORIDA; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE LENDER OR ANY SECURED PARTY FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION.  THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF FLORIDA AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF FLORIDA FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE.  THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF FLORIDA.  THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

6.5 Waiver of Jury Trial.  THE LENDER, EACH SECURED PARTY AND THE GUARANTOR, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT, POST-CLOSING CASH DOCUMENT, ANY OF THE OTHER GUARANTEED OBLIGATIONS, THE COLLATERAL, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE LENDER, ANY SECURED PARTY AND THE GUARANTOR ARE ADVERSE PARTIES, AND EACH AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER AND EACH SECURED PARTY GRANTING ANY FINANCIAL ACCOMMODATION TO THE GUARANTOR.

6.6 Assignability.  The Lender or any Secured Party may at any time assign the Lender's  or Secured Party’s rights in this Agreement, the other Loan Documents, the Guaranteed Obligations, or any part thereof and transfer the Lender's or any Secured Party’s rights in any or all collateral for the Guaranteed Obligations, and the Lender thereafter shall be relieved from all liability with respect to such collateral.  The Guarantor may not sell or assign this Agreement, or any other agreement with the Lender or any Secured Party or any portion thereof, either voluntarily or by operation of law, without the prior written consent of the Lender and each Secured Party, as applicable.  This Security Agreement shall be binding upon the Lender, the Secured Party and the Guarantor and their respective legal representatives and successors.  All references herein to the Guarantor shall be deemed to include any successors, whether immediate or remote.

6.7 Governing Law.  This Security Agreement and the other Loan Documents shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Florida applicable to contracts made and to be performed entirely within such state, without regard to conflict of laws principles.

6.8 Enforceability.  Wherever possible, each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

6.9 Survival of Guarantor Representations.  All covenants, agreements, representations and warranties made by the Guarantor herein shall, notwithstanding any investigation by the Lender or any Secured Party, be deemed material and relied upon by the Lender and each Secured Party and shall survive the making and execution of this Security Agreement and the other Loan Documents and Post-Closing Cash Documents and shall be deemed to be continuing representations and warranties (except to the extent such representations or warranties expressly relate to an earlier date) until such time as the Guaranty has been irrevocably terminated and/or the Guaranteed Obligations have been indefeasibly paid in full in cash.  The Lender and each Secured Party, in extending financial accommodations to the Guarantor, is expressly acting and relying on the aforesaid representations and warranties.

6.10 [RESERVED].

6.11 Counterparts; Facsimile Signatures.  This Security Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Security Agreement.  Receipt of an executed signature page to this Security Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents and Post-Closing Cash Documents maintained by the Lender or any Secured Party shall be deemed to be originals thereof.

6.12 Notices.  Any notice, demand, approval, consent or communication required, permitted, or desired to be given hereunder, will be in writing and will be served on the Parties at the following respective addresses:

If to Lender:	Law Offices of David J. Stern, P.A. 900 S. Pine Island Road Suite 400 Plantation, Florida 33324 ATTN: David J. Stern Facsimile: (954) 233-8444

If to Guarantor:	DAL Group, LLC 900 S. Pine Island Road Suite 400 Plantation, Florida 33324 ATTN: Chief Financial Officer Facsimile: (954) 233-8444
If to Secured Parties:	David J. Stern 900 S. Pine Island Road Suite 400 Plantation, Florida 33324 Facsimile: (954) 233-8444

or such other address, or the attention of such other person or officer, as any Party may by written notice designate.  Any notice, demand, or communication required, permitted, or desired to be given hereunder will be sent either by hand delivery, by prepaid certified or registered mail, return receipt requested, postage prepaid in the United States Mail, by a nationally recognized overnight courier, or via facsimile or other electronic transmission (including transmission in portable document format by electronic mail).  If any notice, demand or communication is sent by facsimile or electronic mail transmission, an original  must be simultaneously sent by one of the foregoing mail or courier methods.  All such notices, demands or communications shall be deemed to have been received (a) if by personal delivery, facsimile machine or other electronic transmission (including transmission in portable document format by electronic mail), on the date after such delivery, (b) if by certified or registered mail, on the third business day after the mailing thereof or (c) if by next-day or overnight courier or delivery, on the date of such delivery.

6.13 Costs, Fees and Expenses.  The Guarantor shall pay or reimburse the Lender and each Secured Party for all reasonable costs, fees and expenses incurred by the Lender or any Secured Party or for which the Lender or any Secured Party becomes obligated in connection with the negotiation, preparation, consummation, collection of the Guaranteed Obligations or enforcement of this Security Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), or during any workout, restructuring or negotiations in respect thereof, including, without limitation, reasonable consultants' fees and attorneys' fees and time charges of counsel to the Lender and each Secured Party, which shall also include reasonable attorneys' fees and time charges of attorneys who may be employees of the Lender or any Secured Party or any Affiliate of the Lender or any Secured Party, plus reasonable costs and expenses of such attorneys or of the Lender or any Secured Party, if the transaction contemplated hereby shall be consummated.  In furtherance of the foregoing, the Guarantor shall pay any and all stamp and other taxes, UCC search fees, filing fees and other reasonable costs and expenses in connection with the execution and delivery of this Security Agreement and the other Loan Documents to be delivered hereunder, and agrees to save and hold the Lender and each Secured Party harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses.  That portion of the Guaranteed Obligations consisting of costs, expenses or advances to be reimbursed by the Guarantor to the Lender and each Secured Party pursuant to this Security Agreement or the other Loan Documents which are not paid on or prior to the date hereof shall be payable by the Guarantor to the Lender or the applicable Secured Party on demand.  If at any time or times hereafter the Lender or any Secured Party: (a) employs counsel for advice or other representation (i) with respect to this Security Agreement or the other Loan Documents or the Post-Closing Cash Documents, (ii) to represent the Lender or any Secured Party in any litigation, contest, dispute, suit or proceeding or to commence, defend, or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit, or proceeding (whether instituted by the Lender, a Secured Party the Guarantor, or any other party) in any way or respect relating to this Security Agreement, the other Loan Documents, the Post-Closing Cash Documents or the Guarantor's business or affairs, or (iii) to enforce any rights of the Lender or any Secured Party against the Guarantor or any other party that may be obligated to the Lender or any Secured Party by virtue of this Security Agreement or the other Loan Documents or Post-Closing Cash Documents; (b) takes any action to protect, collect, sell, liquidate, or otherwise dispose of any Collateral for the Guaranteed Obligations as permitted pursuant to this Security Agreement or by applicable law; and/or (c) attempts to or enforces any of the Lender's or any Secured Party’s rights or remedies under this Security Agreement or the other Loan Documents or Post-Closing Cash Documents, the reasonable costs and expenses incurred by the Lender or a Secured Party in any manner or way with respect to the foregoing, shall be part of the Guaranteed Obligations, payable by the Guarantor to the Lender or the applicable Secured Party on demand.

6.14 Secured Party Representative. Each Secured Party, with respect to the Post-Closing Cash Obligations, hereby constitutes and appoints Mr. David J. Stern, or his designee, as its representative (the “Secured Party Representative”) and their true and lawful attorney in fact, with full power and authority in each of their names and on behalf of each of them to act on behalf of each of them in the absolute discretion of the Secured Party Representative, but only with respect to the following provisions of this Security Agreement, with the power to (a) give and receive notices pursuant this Security Agreement, (b) waive any provision of this Security Agreement, (c) collect or accept funds or Collateral on behalf of the Secured Parties, and (d) to do all things and to perform all acts, including executing and delivering all agreements, certificates, receipts, instructions and other instruments contemplated by or deemed advisable to effectuate the intent of this Security Agreement. This appointment and grant of power and authority is by unanimous approval of the Secured Parties and the Secured Parties may change the Secured Party Representative by a written notice signed by all Secured Parties delivered to the Guarantor. Each Secured Party hereby consents to the taking of any and all actions and the making of any decisions required or permitted to be taken or made by the Secured Party Representative pursuant to this Security Agreement. Each Secured Party agrees that the Secured Party Representative shall have no obligation or liability to any person for any action or omission taken or omitted by the Secured Party Representative in good faith hereunder, and each Secured Party shall, on a proportionate basis in accordance with the proportion of debt owed to it by the Guarantor, indemnify and hold the Secured Party Representative harmless from and against any and all loss, damage, expense or liability (including reasonable counsel fees and expenses) which the Secured Party Representative may sustain as a result of any such action or omission by the Secured Party Representative hereunder. The Guarantor shall be entitled to rely upon any document or other paper delivered by the Secured Party Representative as (i) genuine and correct, and (ii) having been duly signed or sent by the Secured Party Representative, and the Guarantor shall not be liable to any Secured Party for any action taken or omitted to be taken by the Guarantor in such reliance.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the Guarantor and Secured Parties have executed this Security Agreement as of the date first above written.

Guarantor:

DJS PROCESSING, LLC a limited liability company organized under the laws of the State of   Delaware

By:       ______________________________
Name:  ______________________________
Title:    ______________________________
Agreed and accepted:

Lender:

LAW OFFICES OF DAVID J. STERN, P.A.

By:       ______________________________
Name:  ______________________________
Title:    ______________________________

Secured Parties:

LAW OFFICES OF DAVID J. STERN, P.A.

By:       ______________________________
Name:  ______________________________
Title:    ______________________________

DEFAULT SERVICING, INC.

By:       ______________________________
Name:  ______________________________
Title:    ______________________________

PROFESSIONAL TITLE & ABSTRACT COMPANY OF FLORIDA, INC.

By:       ______________________________
Name:  ______________________________
Title:    ______________________________